Power of Attorney

I, _____________, a PRC citizen with Chinese Identification Card No.: ______________, and a holder of 6% of the aggregate registered capital in Henan Law Anhou Insurance Agency Co., Ltd. ("Anhou") ("My Shareholding"), hereby irrevocably authorize Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd., a wholly foreign owned enterprise duly registered under the laws of PRC ("WFOE") to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders' meetings of Anhou; 2) exercise all the shareholder's rights and shareholder's voting rights I am entitled to under the laws of PRC and Anhou's Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the director, supervisor, the chief executive officer and other senior management members of Anhou.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Anhou.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney shall become effective upon my execution.

By:

Date: October 24, 2013